UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2021
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The Andersons, Inc.
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(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1947 Briarfield Boulevard
Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 893-5050
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.00 par value, $0.01 stated value	ANDE	The NASDAQ Stock Market LLC
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[☐] Emerging growth company
[☐] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement
On May 6, 2021, The Andersons, Inc. (the “Company”) completed the third amendment to its credit agreement dated January 11, 2019 with U.S. Bank National Association, as Administrative Agent. The amendment, provides for a short term note of approximately $358 million in which the entire stated principal is due on March 31, 2022. The term note will bear interest at variable rates, which are based on LIBOR plus an applicable spread, subject to the terms and conditions set forth in Exhibit 10.1 herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 7, 2021, the Board of Directors of the Company elected Gary A. Douglas as a new director, effective May 7, 2021.

Mr. Douglas will receive compensation in the same manner as the Company’s other non-employee directors previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2021.

There is no arrangement or understanding between Mr. Douglas and any other persons pursuant to which he was selected as a director. Mr. Douglas has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Douglas and the Company have entered into the standard Company director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

Item 5.07 Submission of Matters to a Vote
The Annual Meeting of Shareholders of the Company was held on May 7, 2021. At the Annual meeting, shareholders of the Company voted on the following proposals and cast their votes as described below.

Proposal 1 - The individuals listed below were elected at the Annual Meeting to serve as directors of The Andersons, Inc. until the next annual meeting of shareholders and until their successors are duly elected and qualified:

	For	Against	Abstained	Broker Non-Vote
Patrick E. Bowe	25,573,198	—	328,454	3,346,509
Michael J. Anderson Sr.	25,110,110	—	791,542	3,346,509
Gerard M. Anderson	25,184,956	—	716,696	3,346,509
Gary A. Douglas	25,306,003	—	595,649	3,346,509
Stephen F. Dowdle	25,706,369	—	195,283	3,346,509
Pamela S. Hershberger	25,648,967	—	252,685	3,346,509
Catherine M. Kilbane	25,073,722	—	827,930	3,346,509
Robert J. King, Jr.	25,066,889	—	834,763	3,346,509
Ross W. Manire	25,541,234	—	360,418	3,346,509
John T. Stout, Jr.	25,460,122	—	441,530	3,346,509

Proposal 2 - An advisory resolution to approve executive compensation was approved.

For	Against	Abstained	Broker Non-Vote
24,726,707	1,106,018	68,927	3,346,509

Proposal 3 - A management proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of The Andersons, Inc. for 2021 was approved.

For	Against	Abstained
29,168,483	63,675	16,003

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	AMENDMENT NO. 3 TO CREDIT AGREEMENT
99.1	Press Release, dated May 7, 2021
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

May 11, 2021	By:	/s/ Brian A. Valentine

Brian A. Valentine
Executive Vice President and Chief Financial Officer